UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2008
Date of Report (Date of earliest event reported)

i-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 5B - 98 Liu He Road, Shanghai, People's Republic of China	200001
(Address of principal executive offices)	(Zip Code)

+8621 5301 8935
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 10, 2008, the Board of Directors of i-level Media Group Incorporated (the "Company") terminated Don Chen as the Company's Treasurer and Chief Financial Officer.

Concurrent with Mr. Chen's termination, Ian Sullivan, the current Secretary and a director of the Company, was appointed as the Company's Treasurer and Chief Financial Officer in Mr. Chen's stead.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's current Board of Directors and Executive Officers are as follows:

Name	Position
Aidan Sullivan	Executive Chairman, President, Chief Executive Officer and a director;
Ian Sullivan	Secretary, Treasurer, Chief Operating Officer, Chief Financial Officer and a director;
Paul D. Brock	Director;
Johnny Lo	Director; and
Francis Chiew	Director.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-LEVEL MEDIA GROUP INCORPORATED
Date: June 13, 2008.	s/s "Aidan Sullivan" By: Aidan Sullivan Title: Executive Chairman, President, Chief Executive Officer and a director

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